SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT	FILED BY A PARTY OTHER THAN THE REGISTRANT

Check the appropriate box:
Preliminary Proxy Statement
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

BOSTONFED BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

BOSTONFED BANCORP, INC.
(Name of Person(s) Filing Proxy Statement)

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BOSTONFED BANCORP, INC.
BOSTONFED BANCORP, INC.
PROXY STATEMENT OF BOSTONFED BANCORP, INC.
VOTING AND PROXY PROCEDURE
STOCK OWNERSHIP
PROPOSAL 1. ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
Report of the Compensation Committee
Comparative Total Returns BostonFed, AMEX Stock Market and AMEX Stock Savings Institutions
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
TRANSACTIONS WITH DIRECTORS AND MANAGEMENT
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
MISCELLANEOUS
STOCKHOLDERS PROPOSALS AND NOMINATIONS
PROXY

BOSTONFED BANCORP, INC.
17 New England Executive Park
Burlington, Massachusetts 01803
(781) 273-0300

March 29, 2002

Fellow Shareholders:

         You are cordially invited to attend the annual meeting of shareholders of BostonFed Bancorp, Inc., (the “Company”) the holding company for Boston Federal Savings Bank and Broadway National Bank, Burlington, Massachusetts, to be held on April 30, 2002, at 2:00 p.m., at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts.

         The attached Notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s independent auditors, will be present to respond to any questions that our shareholders may have regarding the business to be transacted.

         The Board of Directors of the Company has determined that the matters to be considered at the annual meeting are in the best interests of the Company and its shareholders. It is important that your shares are represented whether or not you attend the meeting and regardless of the number of shares of common stock you own. To make sure that your shares are represented, we urge you to complete and mail the enclosed proxy card. We appreciate your cooperation since a majority of the common stock must be represented at the meeting to constitute a quorum for the conduct of business.

         On behalf of the Board of Directors and all of the employees of the Company and its subsidiaries, thank you for your continued interest and support.

Sincerely yours,

David F. Holland

Chairman, President and

Chief Executive Officer

BOSTONFED BANCORP, INC.
17 New England Executive Park
Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 30, 2002

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of BostonFed Bancorp, Inc. will be held on April 30, 2002, at 2:00 p.m., at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts.

         The purpose of the annual meeting is to consider and vote upon the following matters:

1.	The election of three directors to three-year terms of office;

2.	The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 7, 2002 are entitled to receive notice of and to vote at the annual meeting and at any adjournments of the meeting. In the event there are not sufficient shares for a quorum or votes to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the annual meeting will be available at BostonFed Bancorp, Inc., 17 New England Executive Park, Burlington, Massachusetts 01803, for a period of ten days prior to the annual meeting and will also be available at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

John A. Simas

Executive Vice President and

Corporate Secretary

Burlington, Massachusetts

March 29, 2002

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATIONS FOR PROXIES.

PROXY STATEMENT
OF
BOSTONFED BANCORP, INC.

         This proxy statement is being furnished to shareholders of BostonFed Bancorp, Inc. (the “Company”), the holding company of Boston Federal Savings Bank (“Boston Federal”) and Broadway National Bank (“Broadway National”), as part of the solicitation of proxies by the Board of Directors to be used at the annual meeting of the Company and at any adjournments thereof (the “annual meeting”). The annual meeting will be held on April 30, 2002, at 2:00 p.m. at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts. This proxy statement and the enclosed proxy card, together with the Annual Report to Shareholders, are first being mailed to record holders on or about March 29, 2002.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

         You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 7, 2002. As of the close of business on that date, a total of 4,509,553 shares of Company common stock were outstanding. Each share of common stock has one vote. As provided in the Company’s Certificate of Incorporation, recordholders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the 10% limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% limit to supply information to the Company to enable the Board of Directors to implement and apply the 10% limit.

Attending the Meeting

         If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership as of March 7, 2002 to be admitted to the meeting. A recent brokerage statement or letter from your bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

         The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote (after subtracting any shares in excess of the 10% limit) is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         As to the election of directors (Proposal 1), you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to a specific nominee(s). There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. As to the ratification of the appointment of KPMG LLP as independent auditors (Proposal 2) and any other matters that may properly come before the annual meeting, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter(s) will be decided by the affirmative vote of a majority of the votes eligible to be cast on each matter. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on these proposals.

Voting by Proxy

         The Company’s Board of Directors is sending you this proxy statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the annual meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees and “FOR” ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year 2002.

         If any matters not described in this proxy statement are properly presented at the annual meeting, the proxy committee will use its own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the proxy committee on the new meeting date as well, unless you have revoked your proxy. Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Company does not know of any other matters that will be presented for consideration at the meeting.

         You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver another proxy that bears a later date, or attend the annual meeting and vote your shares in person. Your attendance at the annual meeting will not automatically revoke your proxy.

         If your Company common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that is provided by your broker, bank or other nominee and which accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

         Proxies solicited should be returned to the Company’s transfer agent, EquiServe. The Board of Directors has designated EquiServe to act as the inspector of election and to tabulate the votes at the annual meeting. EquiServe is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the annual meeting, the proxies will be returned to the Company.

STOCK OWNERSHIP

         The following table provides information as of March 7, 2002 with respect to persons or entities known to the Company to be beneficial owners of more than 5% of the Company’s outstanding shares of common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

		Amount and
		Nature of		Percent
		Beneficial		of
Title of Class	Name and Address of Beneficial Owner	Ownership		Class

Common Stock	Boston Federal Savings Bank	564,122	(1)	12.5%
	Employee Stock Ownership Plan ("ESOP")
	17 New England Executive Park
	Burlington, Massachusetts 01803

Common Stock	Bruce S. Sherman	436,085	(2)	9.7
	Gregg J. Powers
	Private Capital Management, L.P.
	8889 Pelican Bay Blvd.
	Naples, Florida 34108

Common Stock	John Hancock Advisors, L.L.C	356,700	(3)	7.9
	101 Huntington Avenue
	Boston, Massachusetts 02199

Common Stock	Thomson Horstmann & Bryant, Inc	353,500	(4)	7.8
	Park 80 West/Plaza Two
	Saddle Brook, New Jersey 07663

Common Stock	Jeffrey L. Gendell	299,500	(5)	6.6
	Tontine Partners, L.P.
	Tontine Financial Partners, L.P.
	Tontine Management L.L.C.
	Tontine Overseas Associates, L.L.C.
	237 Park Avenue - 9th Floor
	New York, New York 10017

Common Stock	David F. Holland	260,192	(6)	5.6
	17 New England Executive Park
	Burlington, Massachusetts 01803

Common Stock	Dimensional Fund Advisers Inc	248,300	(7)	5.5
	1299 Ocean Avenue - 11th Floor
	Santa Monica, California 90401

(1)	Includes 478,547 shares that have been allocated to participants’ accounts and 85,575 shares that have not been allocated to participants’ accounts. The Investors Bank and Trust is the corporate trustee for the ESOP. Under the terms of ESOP, the ESOP trustee will vote all shares allocated to participants’ accounts in the manner directed by the participants. Subject to its fiduciary duty, the ESOP trustee will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which they have received timely voting instructions from participants.

(2)	Based upon information in a Schedule 13G filed jointly on February 14, 2002 with the U.S. Securities and Exchange Commission (“SEC”). According to this filing, Bruce S. Sherman has sole voting and investment power with respect to 25,400 shares and shared voting and investment power with respect to 410,685 shares and Private Capital Management, L.P. and Gregg J. Powers have shared voting and investment power with respect to 410,685 shares.

(3)	Based upon information in a Schedule 13G filed on January 31, 2002 with the SEC. Represents shares over which John Hancock Advisers, L.L.C. has sole voting and investment power.

(4)	Based upon information in an amended Schedule 13G filed on January 23, 2002. According to this filing, Thomson Horstmann & Bryant, Inc. has sole voting power with respect to 200,500 shares, sole investment power with respect to 353,500 shares and shared voting power with respect to 5,300 shares.

(5)	Based on information contained in an amended Schedule 13G filed jointly on January 22, 2002 with the SEC. According to this filing, Jeffrey L. Gendell has sole voting and investment power with respect to 5,000 shares and shared voting and investment power with respect to 294,500 shares, Tontine Partners, L.P. has shared voting and investment power with respect to 34,000 shares, Tontine Financial Partners, L.P. has shared voting and investment power with respect to 220,500 shares, Tontine Management, L.L.C. has shared voting and investment power with respect to 254,500 shares and Tontine Overseas Associates, L.L.C. has shared voting and investment power with respect to 40,000 shares.

(6)	Represents shares over which Mr. Holland has the following: sole voting power with respect to 3,212 shares; sole investment power with respect to 13,912 shares; and shared voting power with respect to 83,068 shares. Also represents 160,000 shares that may be acquired by Mr. Holland pursuant to exercisable stock options.

(7)	Based upon information in a Schedule 13G filed on January 30, 2002. Represents shares over which Dimensional Fund Advisers has sole voting and investment power.

         The following table sets forth information as of March 7, 2002 about the shares of the Company’s common stock that may be considered to be beneficially owned by each nominee for director of the Company, by each executive officer named in the “Summary Compensation Table” and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

			Number of Shares That
			May Be
	Number of		Acquired Within	Percent of
	Shares Owned		60 Days By	Common Stock
Name	(excluding options)		Exercising Options	Outstanding (1)

David P. Conley	39,210	(2)	40,190	1.77%

Gene J. DeFeudis	29,727	(3)	2,000	*

Richard J. Fahey	3,527	(3)	2,000	*

Patricia M. Flynn, Ph.D.	4,527	(3)	2,000	*

David F. Holland	100,192	(2)	160,000	5.64

Kija Kim	1,150	(4)	1,000	*

Joanna T. Lau	1,100	(4)	1,000	*

Shaun W. McGee	1,752		6,000	*

John D. Mullen	1,730		6,000	*

W. Russell Scott, Jr.	1,600	(4)	1,000	*

John A. Simas	59,235	(2)	56,962	2.58

Catherine Friend White	1,700	(4)	1,000	*

All Executive Officers and Directors as a Group 19 persons)	367,606	(5)	474,152	17.09%

*	Represents less than 1% of shares outstanding

(1)	Based upon 4,509,553 shares of common stock outstanding as of March 7, 2002, plus the number of shares of common stock that such person has the right to acquire within 60 days after March 7, 2002 by exercising options.

(2)	Does not include 1,456, 310 and 19 common stock share equivalents credited to the accounts of Messrs. Conley, Holland and Simas, respectively, under the Defined Contribution Restoration Plan, which is described elsewhere in this proxy statement.

(3)	Includes unvested shares of restricted common stock in the following amounts: Mr. DeFeudis, 1,500; Mr. Fahey, 1,500; and Dr. Flynn, 1,500 that were awarded under the Amended and Restated BostonFed Bancorp, Inc. 1996 Stock- Based Incentive Plan (the “Incentive Plan”). Such awards vest at a rate of 500 shares per year. Each participant currently has voting, but not investment, power as to the unvested shares.

(4)	Includes unvested shares of restricted common stock that were awarded under the Incentive Plan in the following amounts: Ms. Kim, 1,000; Ms. Lau, 1,000; Mr. Scott, 1,000; and Ms. White, 1,000. Such awards vest at a rate of 200 shares per year and begin vesting on April 30, 2002. Each participant currently has voting, but not investment, power as to the unvested shares.

(5)	Includes a total of 10,500 shares awarded under the Incentive Plan as to which voting may be directed.

PROPOSAL 1. ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of nine directors, who also serve as directors of Boston Federal and Broadway National. The Board is divided into three classes, with approximately one-third of the directors elected each year.

         The three nominees proposed for election at this Annual Meeting to serve for a three-year term or until their respective successors have been elected and qualified, are David P. Conley, Richard J. Fahey and Kija Kim. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company. If any nominee is unable to serve or declines to serve for any reason, the proxy committee will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unwilling or unable to serve.

The Board of Directors recommends that you vote “FOR” the election of all nominees.

         Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of March 7, 2001. There are no family relationships among the directors and/or executive officers.

Nominees for Election of Directors:

         The following persons have been nominated for terms to expire in 2005 or until their respective successors are elected and qualified:

         David P. Conley is Executive Vice President, Assistant Secretary and Assistant Treasurer of the Company and President of Boston Federal and President and Chief Executive Officer of Broadway National. Mr. Conley has served on the Company’s Board since 1995, on Boston Federal’s Board since 1992 and on Broadway National’s Board since 1997. Age 58.

         Richard J. Fahey is a Principal of Trammel Crow Company, Inc., a diversified commercial real estate services company. Mr. Fahey has served on the Company’s Board since 2000. Age 49.

         Kija Kim is co-founder, President and Chief Executive Officer of Harvard Design and Mapping Company, Inc. of Cambridge, Massachusetts, which specializes in Geographic Information Systems technology and the development of computer mapping software and applications for environmental, transportation and risk management. Ms. Kim has served on the Company’s Board since 2001. Age 60.

Directors Continuing in Office:

         The following directors have terms ending in 2003:

         Patricia M. Flynn, Ph.D., is the Dean of the McCallum Graduate School of Business and Professor of Economics at Bentley College, Waltham, Massachusetts. Dr. Flynn has served on the Company’s Board since 2000. Age 51.

         W. Russell Scott currently is retired. From 1994 to 2001 he was President and Chief Executive Officer of First Financial Trust, NA (FFT), a federally chartered bank specializing in investment management, trust administration, and financial planning. In 1992, Mr. Scott retired as Vice President and Chief Financial Officer of New England Telephone Company. Mr. Scott has served on the Company’s Board since 2001. Age 64.

         Catherine Friend White is the President and Senior Portfolio Manager of FinArc, LLC, which she established in 1990. FinArc offers money management services to individuals, corporate retirement plans and foundations. Ms. White has served on the Company’s Board since 2001. Age 45.

         The following directors have terms ending in 2004:

         Gene J. DeFeudis owns and manages Ellsmere Investment Company and the Birchwood Development Companies. Mr. DeFeudis owned Diversified Ventures, Inc. d/b/a Forward Financial Company (“Forward Financial”), now a subsidiary of Boston Federal and Ellsmere Insurance Agency (“Ellsmere”), now a subsidiary of Broadway National, before both were acquired by the Company in 1999. Mr. DeFeudis joined the Company’s Board in 2000 and is Vice President of Ellsmere. Age 60.

         David F. Holland is the Chairman of the Board, President and Chief Executive Officer of the Company and Chief Executive Officer of Boston Federal and Chairman of Broadway National. Mr. Holland has served on the Company’s Board since 1995, on Boston Federal’s Board since 1986 and on Broadway National’s Board since 1997. Age 60.

         Joanna T. Lau is the Chief Executive Officer and Chairman of LAU Technologies of Littleton, Massachusetts, which serves the defense, biometrics, and security software industries through its divisions LAU Security Systems, LAU Information Technologies, and corporate subsidiaries Viisage Technologies and LAU Defense Systems. Ms. Lau has served on the Company’s Board since 2001. Age 43.

Meetings of the Board of Directors and Committees of the Board of Directors

         The Board of Directors of the Company conducts its business through regular and special meetings and its committees. The Board of Directors of the Company meets quarterly and has additional meetings as needed. During fiscal 2001, the Board of Directors of the Company held eight meetings. All of the directors of the Company attended at least 75% of the total number of the Company’s Board meetings held and committee meetings on which such directors served during 2001. The Board of Directors of the Company maintains committees, the nature and composition of which are described below.

         Audit and Compliance Committee. The Audit and Compliance Committee of the Company currently consists of Dr. Flynn, Ms. Lau and Mr. Scott, who are all outside directors. The purposes of this committee are to review financial statements and scope of the annual audit, to monitor financial and accounting controls, to recommend appointment of the independent auditor and to review management’s actions regarding the implementation of audit findings and compliance with all relevant laws and regulations. The Audit and Compliance Committee of the Company met five times in 2001.

         Nominating Committee. The Company’s Nominating Committee for the 2002 Annual Meeting consists of Mr. DeFeudis, Dr. Flynn and Ms. Lau. The committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders. The Company’s Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely written notice to the Corporate Secretary of the Company. The shareholder’s notice of nomination must contain all information relating to the nominee that is required to be disclosed by the Securities Exchange Act of 1934, as amended, and the Company’s Bylaws. Article II, Section 1 of the Bylaws govern eligibility to qualify as a director. The information provided must establish the nominee’s qualifications under these Bylaw provisions. The Nominating Committee met once in 2002.

         Executive Committee. The Company’s Executive Committee consists of Dr. Flynn and Messrs. Conley and Holland. The Executive Committee acts on issues delegated to the committee by the Board of Directors. The Executive Committee did not meet during 2001.

         Compensation Committee. The Compensation Committee of the Company and the Personnel Committees of Boston Federal and Broadway National (collectively, the “Compensation Committee”) currently consist of Ms. Lau and Messrs. DeFeudis and Fahey. The Compensation Committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Company and the Banks. The Compensation Committee of the Company met four times in 2001.

Directors’ Compensation

         Directors’ Fees. Members of the Board of Directors of the Company receive an annual retainer of $4,000 and a fee of $500 for each Board meeting attended and a fee ranging between $250-$500 for each committee meeting attended. Directors of Boston Federal are currently paid an annual retainer of $4,000 and a fee of $500 for each Board meeting attended, as well as a fee ranging between $250-$500 for meetings of committees on which they serve. Broadway National’s Directors are paid an annual retainer of $1,000 and a fee of $250 for each Board or committee meeting they attended. Members of management who are also directors do not receive any director compensation.

         Consulting Agreement. During 2001, the Company paid $500,000 to Mr. DeFeudis pursuant to a consulting agreement that it entered into as part of its acquisition of Forward Financial and Ellsmere. The agreement provides that for two years, the Company will pay Mr. DeFeudis a quarterly fee of $125,000 as an independent contractor for consulting services. The Company’s obligations under the agreement commenced in 2000 and ceased on December 7, 2001.

         Incentive Plans. The Company maintains two plans, the Amended and Restated BostonFed Bancorp, Inc. 1996 Stock- Based Incentive Plan (the “Incentive Plan”) and the BostonFed Bancorp, Inc. 1997 Stock Option Plan, approved by shareholders, under which all directors of the Company and the banks are eligible to receive awards of shares of common stock or options to purchase Company common stock. In 1996, each outside director was granted non-statutory options to purchase 20,000 shares of Common Stock (with dividend equivalent rights (“DERs”), as discussed below) and stock awards for 10,000 shares of common stock under the Incentive Plan. The DERs provide a separate cash benefit equal to 100% of the amount of any extraordinary dividend declared by the Company on shares of common stock subject to an option. The exercise price for the stock option awards is $12.44 per share, which was the fair market value of the shares on the date of grant. The Directors’ stock options began vesting at 20% per year in 1997 and the final installment vested on April 30, 2001. The Directors’ stock awards began vesting at 20% per year in 1997 and the final installment vested on April 15, 2001. In 2000, Dr. Flynn and Messrs. DeFeudis and Fahey joined the board of directors and were awarded non-statutory options to purchase 5,000 shares and stock awards for 2,500 shares of common stock under the Incentive Plan. The exercise price for these stock option awards is $13.82 per share. Their stock awards and stock options begin vesting at 20% per year on October 15, 2000. In 2001, Mmes. Kim, Lau and White and Mr. Scott joined the board of directors and were awarded non- statutory options to purchase 5,000 shares and stock awards for 1,000 shares of common stock under the Incentive Plan. The exercise price for these stock option awards is $21.80 per share. Their stock awards and stock options will begin vesting at 20% per year on April 30, 2002. All stock option and stock awards granted under the Incentive Plan will vest immediately upon termination due to death, disability, retirement or a change in control. Each participant currently has voting power as to the unvested stock award shares.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following information is furnished for the chief executive officer and the other four highest paid executive officers of the Company, Boston Federal and Broadway National who received a salary and bonus of $100,000 or more during the year ended December 31, 2001.

					Long-Term Compensation

		Annual Compensation(1)			Awards		Payouts

				Other	Restricted	Securities		All
				Annual	Stock	Underlying		Other
Name and	Fiscal	Salary	Bonus	Compen-	Awards	Options/	LTIP	Compen-
Principal Positions	Year	($)	($)	sation(2)	($)(3)	SARs(#)(4)	Payouts(5)	sation(6)
David F. Holland	2001	$388,500	$60,023	—	—	—	—	$87,151	(6)
Company Chairman,	2000	360,000	81,000	—	—	—	—	87,600
President & CEO;	1999	320,000	87,120	—	—	—	—	181,648
Boston Federal Chairman & CEO; Broadway National Chairman

David P. Conley	2001	225,000	31,078	—	—	—	—	45,661	(6)
Company Director and	2000	210,000	54,469	—	—	—	—	48,120
Executive VP; Boston	1999	193,500	51,519	—	—	—	—	52,185
Federal Director & President; Broadway National Director, President & CEO

John A. Simas	2001	177,000	27,103	—	—	—	—	34,088	(6)
Company and Boston	2000	165,000	50,257	—	—	—	—	37,601
Federal CFO, Executive	1999	146,500	34,849	—	—	—	—	35,812
VP & Secretary; Broadway National CFO, Executive VP & Director

Shaun W. McGee	2001	175,000	45,760	—	—	—	—	20,616	(6)
Company VP &	2000	165,000	121,000	—	—	—	—	12,690
President of Forward	—	—	—	—	—	—	—	—
Financial.(7)

John D. Mullen	2001	165,000	13,480	—	—	—	—	20,225	(6)
Company VP &	2000	155,000	30,000	—	—	—	—	95,842
Senior VP of Forward	—	—	—	—	—	—	—	—
Financial.(7)

(1)	Salaries reported under Annual Compensation include amounts deferred by the executive officer pursuant to the Boston Federal 401(k) Plan or the Forward Financial 401(k) Plan. Bonuses reported under “Annual Compensation” are reported in the year earned, regardless of when paid. Bonuses to Messrs. Holland, Conley and Simas were paid pursuant to the Boston Federal STIP as described later in this document. Bonuses paid to Messrs. McGee and Mullen were paid pursuant to individualized incentive plans, based on the profitability of Forward Financial and the Company and certain other factors. Messrs. McGee and Mullen joined the Company on December 7, 1999.

(2)	For 2001 there were no (a) perquisites over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.

(3)	Pursuant to the Incentive Plan, Messrs. Holland, Conley and Simas were awarded 65,000, 39,000 and 26,000 shares of common stock in 1996. Such awards have been vesting at a rate of 20% per year, and the final installment vested on April 15, 2001. When awards vested and were distributed, the recipients also received an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.

(4)	See discussion and table under “Stock-Based Incentive Plans” elsewhere in this proxy statement.

(5)	For 2001, 2000 and 1999, there were no payouts under any long-term incentive plan.

(6)	For 2001, such amounts (a) include $3,384; and $3,039 contributed by the respective banks’ 401(k) plans to Messrs. Holland, and Simas, respectively, and $2,483 and $2,625 contributed by Forward Financial’s 401(k) Plan to Messrs. McGee and Mullen; (b) $18,133, $18,133, $18,133, $18,133 and $17,600 representing the value of shares allocated under the Boston Federal ESOP, including forfeitures, for the benefit of Messrs. Holland, Conley Simas, McGee and Mullen, respectively; (c) $34,468, $8,824 and $454 for Mr. Holland, Mr. Conley and Mr. Simas, respectively, representing the value of benefits accrued in 2001 for each in the Defined Contribution Restoration Plan, and (d) includes $31,166, $18,704, and $12,462 in dividends on unvested stock awards credited to Messrs. Holland, Conley and Simas, respectively, during fiscal 2001.

(7)	Forward Financial is a wholly owned subsidiary of Boston Federal.

         Employment Agreements. The Company and Boston Federal maintain employment agreements with Messrs. Holland, Conley, Simas, McGee and Mullen (individually, the “Executive”) to ensure that the Company and Boston Federal will be able to maintain a stable and competent management team. The continued success of the Company and Boston Federal depends to a significant degree on the skills and competence of Messrs. Holland, Conley, Simas, McGee and Mullen.

         The Company’s employment agreements with Messrs. Holland, Conley and Simas provide for a three-year term of employment. The agreements of Messrs. McGee and Mullen are for a two-year term of employment. The agreements extend on a daily basis until either the Executive or the Company provides written notice of non-renewal, at which time the term of the agreement becomes a fixed three-year term for Messrs. Holland, Conley and Simas and becomes a fixed two-year term for Messrs. McGee and Mullen. Under the employment agreements, the base salary of the Executive is set by the Compensation Committee and reviewed annually by the Board of Directors. As of January 1, 2002, the base salaries for Messrs. Holland, Conley, Simas, McGee and Mullen are $407,500, $242,500, $187,500, $183,000 and $173,000, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefits plans and other certain employee fringe benefit programs applicable to executive personnel.

         Each of the agreements provide that the Company or Boston Federal, as applicable, may terminate the Executive’s employment for cause, as described in the respective agreements, at any time. In the event that either the Company or Boston Federal terminates the Executive’s employment for reasons other than for cause, or in the event the Executive terminates employment with the Company or Boston Federal upon any: (a) notice to the Executive of non-renewal of the term of the agreement, (b) failure to re-elect the Executive to the Executive’s current or higher offices; (c) a demotive change in the Executive’s functions, duties or responsibilities; (d) relocation of the Executive’s principal place of employment by more than 25 miles; (e) reduction in compensation benefits or perquisites being provided to the Executive under the agreement; (f) liquidation or dissolution of the Company or Boston Federal; or (g) breach of the agreement by the Company or Boston Federal, then the Executive or, in the event of the Executive’s death, the Executive’s beneficiary will receive an amount equal to the remaining compensation and STIP payments and benefits that would have been made on the Executive’s behalf to any employee benefit plans of the Company, Boston Federal or Forward Financial during the remaining term of the agreement. Upon any termination of the Executive, the Executive is subject to a one-year non- competition agreement.

         Under the agreements, if, following a change in control of the Company or Boston Federal, the Executive’s employment involuntarily terminates, the Executive voluntarily terminates employment at any time during the term of the agreement as a result of any demotion, loss of title, office or significant authority, reduction in compensation or benefits or relocation of Executive’s principal place of employment by more than 25 miles, or the Executive voluntarily terminates employment for any reason within the 30-day period following the date that is one year from the change in control, then the Executive or, in the event of the Executive’s death, the Executive’s beneficiary would receive a severance payment equal to three (3) times for Messrs. Holland, Conley and Simas and two (2) times for Messrs. McGee and Mullen the greater of: (i) the Executive’s average annual compensation, including STIP and compensation attributable to the exercise of stock options, for the five most recent taxable years of the Executive, or (ii) the highest annual compensation, excluding compensation attributable to the exercise of stock options, for any of the five most recent taxable years of the Executive. The Company or Boston Federal would also continue Messrs. Holland, Conley and Simas’s life, pension, medical, dental, and disability coverage for thirty-six months and the Company, Boston Federal or Forward Financial would also continue Messrs. McGee and Mullen’s similar benefit coverage for twenty-four months.

         Section 280G of the Internal Revenue Code (the “Code”) provides that severance payments that equal or exceed three (3) times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Company would not be entitled to deduct the amount of such excess payments. Payments under the Company agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company. Should such excise tax be assessed, the Company will provide the Executive with a full tax gross-up so that on an after-tax basis, the result to the Executive will be the same as if the excise tax had not been imposed. The Boston Federal agreements limit payments under the agreements in connection with a change in control to $1 less than the Executive’s parachute limitation under Section 280G of the Code.

         Payments to the Executive under the Boston Federal employment agreement are guaranteed by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements will be paid by the Company or Boston Federal if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Company and Boston Federal shall indemnify the Executive to the fullest extent allowable under Delaware and federal law, respectively.

         Stock-Based Incentive Plans. The Company maintains the 1996 Stock-Based Incentive Plan and the 1997 Stock Option Plan, which provide discretionary stock-based awards to officers and key employees, as determined by a committee of at least two non-employee directors.

         Short Term Incentive Plan (STIP). Boston Federal and Broadway National maintain STIPs. The purpose of these plans is to provide cash incentive bonuses upon the achievement of objective performance goals to reward achievement and further align management’s interests with that of stockholders. The criteria used for 2001 were certain performance ratios of the Company, specifically Earnings Per Share (EPS), Return on Equity (ROE), Customer Service and various personal business or departmental goals. Targeted goals were set for each criteria and percentage payouts established for reaching or exceeding the specified goals. Forward Financial has individualized plans for senior management focused on profitability and the attainment of measurable business goals. Awards under these plans are included in the “Bonus” column of the “Summary Compensation Table.”

         The following table provides certain information with respect to the number of shares of common stock represented by outstanding options held by the executive officers named in the “Summary Compensation Table” as of December 31, 2001. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the common stock.

AGGREGATED OPTION EXERCISES IN
LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs at		Option/SARs at
			Fiscal Year End(#)		Fiscal Year End($)(1)
	Shares
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable		Exercisable/Unexercisable

David F. Holland	—	—	160,000	—	$1,865,600	$—

David P. Conley	54,810 (2)	$525,945	40,190	—	468,615	—

John A. Simas	8,038	69,609	56,962	—	664,177	—

Shaun W. McGee	—	—	6,000	9,000	57,180	85,770

John D. Mullen	—	—	6,000	9,000	57,180	85,770

(1)	Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on December 31, 2001 less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

(2)	Options to purchase a total of 47,500 shares of BostonFed common stock were transferred pursuant to a domestic relations order.

         Pension Plan. Boston Federal and Broadway National participate in the Financial Institutions Retirement Plan, administered by the Pentegra Group, which is a defined benefit pension plan for employees (the “Pension Plan”). The following table indicates the annual retirement benefit that would be payable under the Pension Plan to a participant who retires at age 65 and elects to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. A fully vested participant may elect early retirement as of age 45. However, the benefit is reduced by 3% at the time the benefit is distributed for each full year the participant retires before reaching age 65. The benefits listed in the retirement benefit table are based upon salary only and are not subject to any social security adjustment.

		Years of Credited Service(1)

Final Average
Earnings		15	20	25	30	35

$75,000		$22,500	$30,000	$37,500	$45,000	$52,500

100,000		30,000	40,000	50,000	60,000	70,000

125,000		37,500	50,000	62,500	75,000	87,500

170,000		51,000	68,000	85,000	102,000	119,000

200,000	(2)	60,000	80,000	100,000	120,000	140,000

300,000	(2)	90,000	120,000	150,000	180,000	210,000

350,000	(2)	105,000	140,000	175,000	210,000	245,000

400,000	(2)	120,000	160,000	200,000	240,000	280,000

450,000	(2)	135,000	180,000	225,000	270,000	315,000

(1)	The maximum allowable salary for 2001 is $170,000. As of December 31, 2001, Messrs. Holland, Conley and Simas had 27 years, 32 years and 23 years, respectively, of credited service (i.e., benefit service).

(2)	Messrs. Holland, Conley, and Simas participate in the Defined Benefit Restoration Plan, which is described below. The table reflects the combined benefits of the Defined Benefit Plan and the Defined Benefit Restoration Plan for incomes in excess of $170,000 in 2001.

         Defined Contribution and Benefit Restoration Plans. Boston Federal maintains a Defined Contribution Restoration Plan (“DCRP”) and a Defined Benefit Restoration Plan (“DBRP”) for its key executive employees. The purpose of these plans is to restore benefits that would have been received under Boston Federal’s defined benefit and defined contribution plans but for limitations imposed by federal tax limitations. Messrs. Holland, Conley and Simas participate in these plans. Payments under these plans are guaranteed by the Company.

         The DCRP is an excess benefit plan that provides benefits that would have been received under Boston Federal’s 401(k) plan and ESOP but for qualified plan benefit and contribution limitations. The DCRP provides participants with the incremental amount to match the participant’s 401(k) contributions and the incremental benefits that would have been credited to the participant’s ESOP account that could not be made by reason of federal limitations on qualified plans. The dollar amount of benefits received under the DCRP is converted to Company common stock equivalent shares based upon the average of the high and low price on December 31 of each year. These common stock equivalent shares are then credited to the participant’s DCRP account. The annual income reflecting the credits made under the DCRP is reflected under the “All Other Compensation” column of the “Summary Compensation Table.”

         The DBRP functions in a similar manner. It restores to participants the value of benefit service that would have been credited under the defined benefit pension plan, but for qualified plan limitations. Participants thus earn pension benefits determined by the pension plan formulas without regard to defined benefit income limitations. The amount of combined total pension benefits from both the pension plan and the DBRP is reflected in the pension plan table. Boston Federal is contractually obligated by the DBRP to pay to each participant upon retirement the difference between the actual benefit paid by the pension plan and the benefit that would have been paid without qualified plan limitations. The DBRP also functions to remove the defined benefit plan limitations on the death benefit payout to the pension plan. The death benefit is thus restored to the pension plan formula benefit without regard to qualified plan limitations. The DBRP also serves to mitigate any reduction in benefits caused by an early retirement after age 55, as described under the Pension Plan.

Committee Reports

         The reports of the Compensation Committee and Audit and Compliance Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Compensation Committee

         Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this proxy statement.

         Boston Federal’s, Broadway National’s and the Company’s Executive Compensation Policies ensure competitive compensation levels to retain and attract able management. The Compensation Policies were adopted by the Company and Boston Federal and Broadway National for use in determining compensation levels in subsequent years. Short Term Incentive Plans (“STIPs”) were adopted by Boston Federal (not including Forward Financial) in 1997, and Broadway National in 1998, which measure specific objective financial performance results upon which to base payouts to executives and other employees. Payouts under these plans are reflected in the Bonus column of the “Summary Compensation Table.”

         Executive salary levels of Boston Federal, Broadway National and Forward Financial were reviewed in December 2001 and certain increases approved in accordance with the General Policy detailed below. The primary quantitative measurements utilized in the December 2001 compensation review were improvement in such measurements as earnings per share and return on equity, as well as the performance of the Company’s stock relative to comparable financial institutions.

         General Policy. It is the responsibility of the Compensation Committee to recommend the amount and composition of Executive Compensation paid to the executive officers. It is the responsibility of the Boards of Directors to review and approve such compensation. Any Director who is also a member of management shall abstain from any vote regarding his or her own compensation.

         The Compensation Committee shall review executive compensation not less than annually and more often if necessary to effectively implement this policy. The Compensation Committee will utilize whatever means necessary to obtain adequate compensation information upon which to base their recommendations. These means include, but are not limited to, reviews of the results of compensation surveys and the utilization of consultants or other compensation experts.

         Boston Federal (including Forward Financial) and Broadway National participate in salary surveys each year to obtain contemporaneous compensation data. The Company, Boston Federal and Broadway National engaged The IFM Group, compensation and benefits consultants, to review the salary structure of the executive officers of the Company and its banks in relation to peer institutions operating within the northeast region of the United States.

         In preparation of comparative compensation data, factors most similar to the Company are evaluated. Corporate considerations include asset size, type of operation, corporate structure, and geographic location. Considerations for management are scope and similarity of positions, experience, and the complexity of managing. As a result, the Compensation Committee is provided with relevant, timely, and reliable data that permits the Committee to evaluate compensation and make recommendations to the Boards of Directors.

         The Chief Executive Officer of Boston Federal evaluates the performance of all Boston Federal (including Forward Financial) executive officers reporting to him and the President of Boston Federal evaluates the performance of all executive officers reporting to him. The Chief Executive Officer of Broadway National evaluates the performance of all Broadway National executive officers. The Company’s Chief Executive Officer then prepares performance based recommendations of all executive officers for the Compensation Committee.

         The Compensation Committee then evaluates the performance of the Chief Executive Officer and other executive officers. The Compensation Committee then recommends appropriate compensation for all executive officers to the respective Boards of Directors of Boston Federal and Broadway National. Upon review, the Boards of Boston Federal and Broadway National then set all compensation. Messrs. Holland and Conley abstain from voting on matters related to their compensation.

         Components of Salary. Compensation is defined as cash or non-cash remuneration in the form of salary, bonus, short-term cash incentives, perquisites, deferred compensation, 401(k) contributions, short or long term stock-based grants or incentives, ESOP allocations, fringe benefits, defined benefits restoration plan, defined contribution restoration plan, and any other type of remuneration deemed by each Board to be appropriate. Salaries are determined based upon the guidelines specified above. The amount of benefits provided by the ESOP and 401(k) are determined solely by the participants’ level of compensation under set guidelines provided for in such plans. Benefits under the ESOP and 401(k) plan are also subject to limitations imposed by ERISA. The defined benefits and contribution restoration plans, described elsewhere in this document, restore to participants those benefits limited by tax regulation under the ESOP, 401(k) and retirement plans. Short-term cash incentives are determined primarily by the objective criteria in the STIP.

         Chief Executive Officer. The salary of the Chief Executive Officer was reviewed in December 2001 and set at $407,500 effective January 2002. In determining the Chief Executive Officer’s salary level, the Compensation Committee reviewed an independent survey by the IFM Group. The survey material indicated that the new salary of the Chief Executive Officer was comparable to other financial institutions. The Chief Executive Officer earned a STIP bonus in 2001 which was paid in February 2002. Total cash compensation of the Chief Executive Officer was below the average paid at comparable financial institutions as indicated by the data in the IFM Group compensation survey.

         When reviewing the 2001 performance of the Chief Executive Officer, the Committee considered the financial performance of the Company during 2001 focusing on the improvement in earnings per share and return on equity. The Committee also considered the performance of the Company’s stock compared to others over the last twelve months. A detailed Stock Performance Graph is contained in this proxy statement.

         The goal of the above referenced compensation policies, as implemented by the Compensation Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

The Compensation Committee

Gene J. DeFeudis
Richard J. Fahey
Joanna T. Lau

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consists of Ms. Lau and Messrs. DeFeudis and Fahey. During 2001, Mr. DeFeudis received $500,000 in fees from the Company pursuant to a consulting agreement under which Mr. DeFeudis provides consulting services. He also serves as Vice President of Ellsmere Insurance Agency, Inc. The consulting agreement was made in connection with the Company’s acquisition of Forward Financial and Ellsmere. See “Directors’ Compensation—Consulting Agreement” and “Transactions with Management.”

         Except as set forth above, none of the members of the Compensation Committee is currently or has been at any time since the beginning of the last fiscal year an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company, Boston Federal or Broadway National serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s, Boston Federal’s or Broadway National’s Board of Directors or Compensation Committee.

         Stock Performance Graph. The following graph shows a comparison of cumulative total shareholder return on the Company’s common stock based on the market price of the common stock with the cumulative total return of companies in the American Stock Exchange and the Media General Industry Custom Peer Group Index for the period beginning as of the close of business on December 31, 1996 through December 31, 2001. The graph was derived from historical data and, as a result, may not be indicative of possible future performance of the Company’s common stock. The data was supplied by CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Total return assumes the reinvestment of all dividends.

Comparative Total Returns
BostonFed, AMEX Stock Market and AMEX Stock Savings Institutions

	12/1996	12/1997	12/1998	12/1999	12/2000	12/2001

BostonFed Bancorp, Inc.	$100.00	$150.50	$123.30	$114.00	$155.00	$183.80

AMEX Stock Market (US Companies)	$100.00	$125.30	$134.50	$176.80	$165.70	$150.80

AMEX Stocks (Savings Institutions)	$100.00	$169.30	$119.20	$115.80	$133.90	$172.80

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to $100.00 on December 31, 1996.

Audit and Compliance Committee Report

         The Audit and Compliance Committee of the Board of Directors is responsible for assisting the Board of Directors in fulfilling its responsibility to the stockholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit and Compliance Committee selects the auditors and reviews their independence and their annual audit. The Audit and Compliance Committee is comprised of three directors, each of whom is independent under the American Stock Exchange’s listing standards. The Audit and Compliance Committee acts under a written charter adopted by the Board of Directors.

         The Audit and Compliance Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit and Compliance Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit and Compliance Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required by Independence Standard No. 1. The Audit and Compliance Committee discussed with the accountants the contents of such materials, the accountant’s independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit and Compliance Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The Audit and Compliance Committee

Patricia M. Flynn, Ph.D.
Joanna T. Lau
W. Russell Scott, Jr.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of copies of such reports of ownership furnished to the Company and written representations provided to it from individuals required to file the reports, the Company believes that during the past fiscal year, each of its executive officers and directors has complied with all applicable reporting requirements.

TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

         The Company’s current policy provides that all loans made by either Bank to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

         In connection with its acquisition of Diversified Ventures, Inc. d/b/a Forward Financial, the Company agreed to compensate Mr. DeFeudis, the sole owner of Forward Financial, for consulting services for a period of two years. See “Directors Compensation—Consulting Agreement.” The purchase price and consulting agreement were determined in the context of an arms-length transaction through negotiations between the Company and Mr. DeFeudis, each of whom were advised by investment banking firms.

         Pursuant to the Purchase Agreement among Diversified Ventures and Ellsmere Insurance Agency, Inc. and the Company, Mr. DeFeudis agreed to indemnify the Company, in certain limited circumstances, against costs arising from third-party claims which may be sustained by the Company arising from the business of Diversified or Ellsmere prior to their acquisition by the Company. As a result of such a third party claim, Mr. DeFeudis and the Company have entered into an agreement clarifying the terms of Mr. DeFeudis’ indemnification relating to such third party claim. Pursuant to this agreement, Mr. DeFeudis has agreed to indemnify the Company for fifty percent of any amount up to one million dollars, which the Company or its affiliates may be required to pay to the claimant as a result of the adjudication or settlement of such claim, other than any legal expenses incurred by the Company.

PROPOSAL 2. RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

         The Company’s independent auditors for the fiscal year ended December 31, 2001 were KPMG LLP. The Company’s Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Banks and the Company for the year ending December 31, 2002, subject to ratification of such appointment by the shareholders. Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

         If the ratification of the appointment of auditors is not approved by a majority of votes cast by shareholders at the annual meeting, other independent public auditors will be considered by the Board of Directors.

         The Board of Directors recommends that you vote “FOR” ratification of the appointment of KPMG LLP as the independent auditors.

         The following table sets forth the fees billed to the Company for the fiscal year ending December 31, 2001 by KPMG LLP:

Audit Fees	$192,000

Financial Information Systems Design and Implementation Fees	$—

All Other Fees

Employee benefit plan audits	$20,000

Regulatory filing concerning trust preferred issuance	$9,400

Tax returns, tax estimates, tax compliance work and tax consultation	$60,050

Other accounting assistance	$21,638

Total All Other Fees	$111,088

         The Audit Committee believes that the non-audit fees paid to KPMG LLP are compatible with maintaining KPMG LLP’s independence.

MISCELLANEOUS

         The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company or its subsidiaries, who will not be specially compensated for such activities. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain vote instructions from such beneficial owners, and will reimburse them for their reasonable expenses in doing so. Georgeson Shareholder, a proxy solicitation firm, will be paid a fee of $4,000, plus out-of-pocket expenses to assist the Company.

         A copy of the Form 10-K (without exhibits) for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders of record upon written request to John A. Simas, Corporate Secretary, BostonFed Bancorp, Inc., 17 New England Executive Park, Burlington, MA 01803.

STOCKHOLDERS PROPOSALS AND NOMINATIONS

         To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2003 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporate Secretary of the Company at the address set forth on the first page of this proxy statement not later than November 29, 2002. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Notice of Business to be Conducted at an Annual Meeting

         The Company’s Bylaws provide an advance notice procedure for a shareholder to properly bring business before an Annual Meeting and to nominate persons for election to the Board of Directors. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90)

days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the Annual Meeting date was mailed or such public disclosure was made.

         The advance notice by shareholders must include the shareholder’s name and address, as they appear on the Company’s record of shareholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. Additionally, in the case of nominations to the Board of Directors, certain information regarding the nominee must be provided, including information establishing that a nominee satisfies the eligibility requirements contained in the Bylaws. Such qualifications generally consist of requirements that any Board member or nominee: 1) reside in a county in which the Company or its Banks maintain a banking office or a county contiguous to any such county or have significant business ties to such counties; 2) not be affiliated with a competing financial institution; and 3) not have been the subject of any past criminal or regulatory sanctions. Additionally, agents of or persons acting in concert with any non-qualified person also would be ineligible for nomination. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received. For example, assuming that the 2002 Annual Meeting of Shareholders will be held on April 30, 2003 and that notice was given by the Company at least 100 days in advance of this meeting, then to properly bring business before such meeting, a shareholder must give written advance notice to the Corporate Secretary of the Company no later than January 30, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

John A. Simas

Executive Vice President and

Corporate Secretary

Burlington, Massachusetts

March 29, 2002

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROXY

BOSTONFED BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
April 30, 2002
2:00 p.m. Eastern Daylight Saving Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints the official Proxy Committee of the Board of Directors of BostonFed Bancorp, Inc. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on April 30, 2002, at 2:00 p.m. Eastern Daylight Saving Time, at the Burlington Marriott Hotel, 1 Mall Road, Burlington, Massachusetts, and at any and all adjournments thereof, as follows on the reverse side.

         This proxy is revocable and will be voted as directed. If you sign, date and return this proxy card without giving voting instructions, your shares will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the Proxy Committee in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

SEE REVERSE	CONTINUED AND TO BE SIGNED	SEE REVERSE

SIDE	ON REVERSE SIDE	SIDE

BOSTONFED BANCORP, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

PLEASE MARK

VOTES AS IN

THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

1.	The election as directors of all nominees listed (except as marked to the contrary below).

         Nominees: (01) David P. Conley, (02) Richard J. Fahey, and (03) Kja Kim

VOTE

FOR ALL	WITHHELD

FROM ALL

FOR ALL EXCEPT

(INSTRUCTION: To withhold authority to vote for any individual nominees, write that name in the space provided above.)

2.	The ratification of the appointment of KPMG LLP as independant auditors of BostonFed Bancorp, Inc. for the fiscal year ending December 31, 2002.

FOR	AGAINST	ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGES AT LEFT

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated March 29, 2002 and of the Annual Report to Shareholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Signature: Date: Signature: Date: